Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of Variable Insurance Products Fund III: Mid Cap Portfolio of our reports dated February11, 2003 on the financial statements and financial highlights included in the December 31, 2002 Annual Reports to Shareholders of Mid Cap Portfolio.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2003